EXHIBIT 10.1

                               Dated 24 July 1998





                        IMPERIAL CHEMICAL INDUSTRIES PLC

                                       and

                       E.I. DU PONT DE NEMOURS AND COMPANY

                                       and

                              N L INDUSTRIES, INC.





                                       1998
                               FRAMEWORK AGREEMENT

          THIS AGREEMENT (the "AGREEMENT") is made on 24 July 1998 between:


          (1) IMPERIAL CHEMICAL INDUSTRIES PLC, a company incorporated under the laws of England, whose registered office is at Imperial Chemical House, 9 Millbank, London, SW1P 3JF ("ICI");


          (2) E.I. DU PONT DE NEMOURS AND COMPANY, a corporation incorporated under the laws of the State of Delaware, USA, having its principal office at 1007 Market Street, Wilmington, Delaware, 19898 USA ("DUPONT"); and


          (3) N L INDUSTRIES, INC., a corporation incorporated under the laws of the State of New Jersey, USA, whose principal place of business is at 16825 Northchase Drive, Suite 1200, Houston, Texas, 77060 USA (the "PURCHASER").


          WHEREAS:
          (A) ICI or Affiliates of ICI are the holders of the Americas Shares. TEL is the owner of the Newco Business. ICI and DuPont have agreed that Tioxide Group Limited will sell the TEL Shares to DuPont (U.K.) Limited.

          (B) ICI, DuPont and the Purchaser have agreed that, subject to the terms and conditions contained in this agreement, the transactions described in recitals (C), (D) and (E) shall occur.

          (C) The Americas Shares will be sold by ICI or its Affiliates and purchased for cash by the Purchaser or an Affiliate of the Purchaser (or both).

          (D) Immediately following completion of the TEL Sale, the Newco Business will be sold to Newco by TEL pursuant to the terms of the Hivedown Agreement. Under the terms of the Hivedown Agreement, the Newco Patent and Know-How Licence is to be entered into providing Newco with rights necessary for the operation of the Newco Business as it will have been conducted immediately prior to the completion of the Newco Share Sale Agreement. The Newco Shares will immediately thereafter be sold by TEL and purchased for cash by the Purchaser or an Affiliate of the Purchaser (or both).

          (E) The parties have agreed to enter into this agreement to set out, among other things, the terms and conditions on which each will enter into agreements and cause their Affiliates to enter into agreements and to take all other necessary steps in order to implement the matters described in (C) and (D) above.

          (F) The parties have agreed to guarantee the obligations of their respective Affiliates referred to above.

          IT IS AGREED as follows:


       1  INTERPRETATION

     1.1  In this agreement:

          "AFFILIATES" means with respect to a specified entity, an entity that directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the entity specified, provided that, without limiting the generality of the foregoing, in relation to ICI and DuPont and their respective subsidiary companies, the term "AFFILIATES" shall not include any entity in which a party has a fifty per cent. or less ownership interest. For the purposes hereof, "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the entity in respect of which the determination is being made, through the ownership of voting securities, contract, voting trust or otherwise;

          "AGREED FORM" means, in relation to any document, the form of that document which has been initialled on the date this agreement is signed for the purpose of identification by or on behalf of the parties to this agreement or, in relation to a document that only concerns certain parties, by such parties;

          "AMERICAS BUSINESS" means the whole of the issued share capital of TAI and the whole of the issued share capital of TCI incorporating the entire business and operations of those companies as of the date of this agreement but excluding from either any matter or item attributable to the LPC Business;

          "AMERICAS   IMPLEMENTATION   AGREEMENTS"   means  the  Americas   Sale
          Agreements and those other agreements to be entered into on the Completion Date by ICI or Affiliates of ICI as at the Completion Date (or both) and the Purchaser or Affiliates of the Purchaser as at the Completion Date (or both) under this agreement which are listed in
          Schedule 2 Part II and are in Agreed Form, unless otherwise stated in such Schedule;

          "AMERICAS SALE" means the sale of the Americas Shares pursuant to the Americas Sale Agreements;

          "AMERICAS SALE AGREEMENTS" means the share sale agreements relating to TAI and TCI ("AMERICAS SHARE SALE AGREEMENTS") to be entered into on the Completion Date between ICI and/or Affiliates of ICI, as the case may be, and the relevant Purchaser Affiliate and the Americas Technology Agreements and an "AMERICAS SALE AGREEMENT" means any of them;

          "AMERICAS SHARES" means:

                  135,000 common shares of TCI legally and beneficially held at the date hereof by Tioxide Group Limited and 37,000 Class A Special Shares of TCI legally and beneficially held at the date hereof by ICI Omicron BV, together constituting the entire issued share capital of TCI; and 10,750 shares of common stock of US$1 each in TAI legally and beneficially held at the date hereof by ICI American Holdings Inc, constituting the entire issued share capital of TAI;

          "AMERICAS TECHNOLOGY AGREEMENTS" means the agreements listed as 3.1 to 3.5, 5 and 6 in Schedule 2 Part II;

          "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are generally open for normal business in both London and New York and (where any action is required by this agreement to be taken in Canada) Montreal;

          "BUSINESSES" means the Newco Business, the Americas Business and the LPC Business and a reference to "BUSINESS" means any one of them as the context may require;

          "COMPANIES" means TAI, TCI and Newco;

          "COMPLETION DATE" has the meaning given to it in sub-Clause 2.7;

          "CONDITIONS  PRECEDENT"  means  the  conditions  precedent  set out in
          Schedule 1;

          "CONSENTS" means all such licenses, consents, approvals and permissions of third parties as may be necessary, in order to enable the Businesses to be carried on following the Completion Date in the same manner as they are or shall be carried on at the date of this agreement or the Completion Date (excluding any Permit);

          "Data Rooms" means the room or rooms at the offices of Linklaters, in relation to the Newco Business, the Americas Business and the LPC Business (other than the LPC Interests), containing information made available to the Purchaser and indexed in the Agreed Form;

          "DEFAULT INTEREST" means interest at the rate equal to LIBOR plus 200 basis points compounded monthly;

          "DUPONT GROUP" means DuPont and its Affiliates at the Completion Date;

          "ENTERPRISE VALUE" has the meaning ascribed thereto in Schedule 3;

          "FINAL DISCLOSURE LETTERS" means the disclosure letters from ICI in relation to the Newco Sale Agreements and from ICI in relation to the Americas Sale Agreements to be delivered to the Purchaser in accordance respectively with Clauses 6 and 9;

          "HIVEDOWN AGREEMENT" means the agreement in the Agreed Form between TEL and Newco relating to the sale of the Newco Business;

          "HSR ACT" means the US Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the rules and regulations thereunder;

          "HSR CONDITION" has the meaning given in Schedule 1;

          "ICI'S AUDITORS" means KPMG Audit Plc of 8 Salisbury Square, London, EC4Y 8BB;

          "ICI GROUP" means ICI and its Affiliates from time to time;

          "ICI'S CONTROLLER'S MANUALS" means the control manuals in existence at 14 July 1997 and which are compiled in accordance with UK GAAP used for accounting purposes within the ICI Group and which are recorded on disk form as attached and identified as Annex 1 (and which consist of an introduction to the Group Controller's Manual, Bulletin Board Accounting Language, Bulletin Board Reporting, Accounting Definitions and Conventions, Accounting Policies and Procedures, Controls, Reporting);

          "INDEPENDENT EXPERT" has the meaning given in sub-Clause 11.2;

          "IMPLEMENTATION   AGREEMENTS"   means  the   Americas   Implementation
          Agreements and the Newco Implementation Agreements;

          "INITIAL AMERICAS DISCLOSURE LETTER" means the disclosure letter in the Agreed Form in relation to the Americas Business and the LPC Business (other than the LPC Interests);

          "INITIAL NEWCO DISCLOSURE LETTER" means the disclosure letter in the Agreed Form in relation to the Newco Business;

          "LIBOR" means the rate for deposits in US Dollars for a period of one month which appears on the Reuters Screen ISDA Page (or such other page as the parties may agree) at approximately 11.00 a.m., London time, on the first day of the period to which any interest period relates (the "RELEVANT DATE"). If such rate does not appear on the Reuters Screen ISDA Page on the Relevant Date, the rate for that Relevant Date will be determined as if the parties had specified that the rate for the Relevant Date will be determined on the basis of the rates at which deposits in US Dollars are offered by Midland Bank plc at approximately 11.00 a.m., London time, on the Relevant Date to prime banks in the London interbank market for a period of one month commencing on that Relevant Date for amounts of US$10,000,000;

          "LONGSTOP DATE" means 31 December 1998;

          "LPC" means the Louisiana Pigment Company, Limited Partnership, care of The Corporation Trust Company, Corporation Trust Centre, 1200 Orange Street, Wilmington, Delaware 19801 USA;

          "LPC BUSINESS" means the LPC Interests, sales sourced from LPC and any Stocks, Operating Debtors, Operating Creditors less than one year (the definitions of such terms in Schedule 3 being applied to LPC) and other assets or liabilities relating to LPC as determined and distinguished from the Americas Business in accordance with Schedule 5 to this agreement;

          "LPC INTERESTS" means all partnership interests held by ICI or its Affiliates in LPC pursuant to the Joint Venture Agreement dated as of 18 October 1993, as amended, between TAI and Kronos Louisiana, Inc.;

          "LPC  TERMINATION  AGREEMENT"  means  the  agreement  listed  as  5 in
          Schedule 2 Part II;

          "NBQ" means the land known as Nettleton Bottom Quarry as defined in a conveyance dated 1 June 1978 between Roade Aggregates Limited and Apollo Site Services Limited; "NEWCO" means a subsidiary of TEL being the purchaser of the Newco Business pursuant to the Hivedown Agreement;

          "NEWCO BUSINESS" means the business to be sold to Newco pursuant to the Hivedown Agreement;

          "NEWCO IMPLEMENTATION AGREEMENTS" means the Newco Sale Agreements and those other agreements which are listed in Schedule 2 Part I and are in Agreed Form, unless otherwise stated in such Schedule;

          "NEWCO PATENT AND KNOW-HOW LICENCE" means the licence in the Agreed Form to be entered into between DuPont and Newco pursuant to the Hivedown Agreement;

          "NEWCO SALE" means the sale of Newco to the Purchaser in accordance with the Newco Sale Agreements;

          "NEWCO SALE AGREEMENTS" means the share sale agreement relating to the sale of Newco ("NEWCO SHARE SALE AGREEMENT") to be entered into on the Completion Date between TEL and the relevant Purchaser Affiliate, the Hivedown Agreement and the Newco Technology Agreements; and a "NEWCO SALE AGREEMENT" means any one of them;

          "NEWCO SHARES" means all the issued share capital of Newco held by TEL following completion of the TEL Sale and to be sold to the Purchaser or the relevant Purchaser Affiliate pursuant to the Newco Share Sale Agreement;

          "NEWCO TECHNOLOGY AGREEMEnts" means the Newco Patent and Know-How Licence and the agreements listed as 4.1 to 4.4 in Schedule 2 Part I;

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice including, without limitation, quantity and frequency, taking into account the relevance and reasonableness of the same and with allowance made for the inherently cyclical nature of the titanium dioxide industry;

          "PERMITS" means all licences, permits, authorisations, registrations and approvals (formal and informal) required by law or regulation or issued or granted by statutory or local authorities to the Seller or the relevant Company for the purposes of operation of the Businesses (but excluding planning permissions issued by relevant planning authorities (save for Environmental Authorisations as defined in the relevant Implementation Agreements) and the Regulatory Conditions);

          "PROPOSED  TRANSACTIONS"  means the  transactions  (other than the TEL
          Sale) contemplated by Clauses 3 and 4;

          "PURCHASER GROUP" means the Purchaser and its Affiliates from time to time;

          "RECORD DATE" has the meaning given in sub-Clause 2.5;

          "REGULATORY CONDITIONS" means the anti-trust approvals referred to in sub-Clause 2.3.1;

          "SALE AGREEMENTS" means the Newco Sale Agreements and the Americas Sale Agreements;

          "SELLER" means the relevant entity holding the relevant shares to be sold or other assets to be transferred or rights to be granted under, as the context may require, the Newco Sale Agreements and the Americas Sale Agreements;

          "TAI" means Tioxide Americas Inc, a corporation incorporated under the laws of the State of Delaware, USA of 2001 Butterfield Road, Suite 601, Downers Grove, Illinois 60515, USA;

          "TCI" means Tioxide Canada Inc, a corporation incorporated under the laws of the Province of Quebec, Canada (registered number 1140405920) of 1690 Route Marie Victorin, Tracy, Quebec, J3R IM7, Canada;

          "TEL" means Tioxide Europe Limited, a company incorporated in England (registered number 832447) of Lincoln House, 137/143 Hammersmith Road, London W14 OQL;

          "TEL COMPLETION DATE" means the time of completion of the TEL Sale;

          "TEL SALE" means the sale of the TEL Shares by Tioxide Group Limited to Du Pont (U.K.) Limited;

          "TEL SHARES" means the entire issued share capital of TEL;

          "UK GAAP" means generally accepted accounting principles in the United Kingdom; and

          "WSL CONTRACT" means the purchase contract dated 28 May 1987 (as amended) for the supply of ilmenite between (1) Tioxide Group plc as agent for TEL (formerly Tioxide UK Ltd), Tioxide Australia Ltd and Tioxide Espana S.A. and (2) Westralian Sands Ltd.

     1.2 Any express reference to an enactment includes references to:

          1.2.1 that enactment as amended, extended or applied by or under any other enactment before or after this agreement;

          1.2.2 any enactment which that enactment re-enacts (with or without modification); and

          1.2.3   any  subordinate   legislation  made  (before  or  after  this
                  agreement)   under  any   enactment,   including   one  within
                  sub-Clauses 1.2.1 or 1.2.2 above,

          except to the extent that any of the matters referred to in sub-Clauses 1.2.1 to 1.2.3 occurring after the date of this agreement increase or alter the liability of any party under this agreement.

     1.3 The singular shall include the plural and vice versa and words denoting persons shall include bodies corporate and unincorporated associations of persons and, unless otherwise stated, shall include permitted successors or assigns of such persons.

     1.4  Sub-Clauses 1.1 to 1.3 apply unless the contrary intention appears.

     1.5  The headings in this agreement do not affect its interpretation.

     1.6 Any Schedule or Annex to this agreement shall take effect as if set out in this agreement and references to this agreement shall include its Schedules and Annexes.

       2  CONDITIONS PRECEDENT

     2.1  The  obligations of the parties under Clauses 3 and 4 and  sub-Clauses
          16.1 and 16.2 are subject to the Conditions Precedent and completion of this agreement is subject to sub-Clause 2.8.

     2.2 The parties shall use all reasonable efforts to procure that the Conditions Precedent are fulfilled as soon as possible after the date of this agreement.

     2.3

          2.3.1 Subject to the terms and conditions of this agreement, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in relation to antitrust and regulatory approvals necessary to complete the Proposed Transactions. In furtherance and not in limitation of the foregoing, each party agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Proposed Transactions as promptly as practicable and in any event within 10 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be reasonably requested pursuant to the HSR Act and to take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          2.3.2 Each party shall, in connection with the efforts referred to in sub-Clause 2.3.1:

                  (i) use all  reasonable  efforts to co-operate in all respects
                      with  each  other  in   connection   with  any  filing  or
                      submission, or the timing thereof;

                  (ii)in connection  with any  investigation  or other  inquiry, including any proceeding initiated by a private party, keep the other parties informed on a timely basis in all material respects of any material communication received by such party from, or given by such party to, the Office of Fair Trading (the "OFT"), the Bundeskartellamt (the "BK"), the European Commission (the "EC"), the US Federal Trade Commission (the "FTC"), the Antitrust Division of the US Department of Justice (the "DOJ") or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Proposed Transactions, and permit any other party to review any material communication given by or to it; and

                  (iii) consult  with each  other,  in advance of any meeting or conference with such governmental authorities or, in connection with any proceeding by a private party, with any other person provided that in relation to unsolicited communications, the obligations in this sub-Clause shall be such as are practicable in the relevant circumstances.

          2.3.3 The parties will use all reasonable endeavours to obtain such approvals as promptly as possible and, in this regard, provide all information reasonably requested, shall assist and co-operate with one another to make the necessary filings and take such other steps as may be commercially reasonably required to secure the non-objection of the relevant antitrust and regulatory authorities, provided that nothing in this sub-Clause 2.3.3 shall be construed to require any party to conduct its commercial affairs in a manner other than in accordance with its own independent business judgement.

          2.3.4 The parties will use all reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this agreement (including satisfaction, but not waiver, of all Conditions Precedent).

     2.4 The Conditions Precedent shall be deemed to have been fulfilled when they have been satisfied within the terms described in Schedule 1.

     2.5 Each party shall promptly advise the others once the Conditions Precedent which relate to that party have been fulfilled. The date that the last of the Conditions Precedent (other than Condition
          Precedent number 12 relating to the TEL Sale) has been so fulfilled shall be the "Record Date" and the Completion Date shall be determined in accordance with the provisions of sub-Clause 2.7 below. The parties shall be deemed to have satisfied or waived any Conditions Precedent (as applicable) by signing and completing the Sale Agreements in accordance with sub-Clause 2.7 below.

     2.6 If the Conditions Precedent (other than Condition Precedent number 12 relating to the TEL Sale) have not been fulfilled by the Longstop Date, or earlier upon the written agreement of the parties that such Conditions Precedent cannot so be met, any of the parties shall have the right (but not the obligation) to terminate this agreement by notice in writing, to be given after the Longstop Date or earlier by written agreement between the parties, in which case no party shall have any rights or obligations under this agreement except under Clauses 14, 15, 19, 25 and 26 which shall survive the termination of this agreement.

     2.7 The TEL Sale shall be completed at midnight London time on the last day of the calendar month (or if that last day is a Friday or not a Business Day on the first Business Day thereafter) following the month in which the Record Date falls. The date and time of signature and of completion of the Hivedown Agreement and any documents to be entered into pursuant thereto will be immediately thereafter. The date and time of signature and completion (the "Completion Date" for the purposes of this agreement) of the other Sale Agreements will be immediately following completion of the Hivedown Agreement as referred to above.

     2.8  The parties agree that:

          (a) the signature and completion of the Sale Agreements will not take place unless completion of the TEL Sale has taken place; and

          (b) the signature and completion of each of the Newco Share Sale Agreement and each of the Americas Share Sale Agreements will be simultaneous and none will be completed unless all are completed.

     2.9 Immediately after the TEL Completion Date but before the Hivedown Agreement is entered into, the Purchaser shall serve written notice upon DuPont and TEL and DuPont shall procure TEL to serve written notice on the Purchaser, in each case confirming that all conditions precedent to the Newco Sale are satisfied and that TEL and the Purchaser each has an unconditional obligation pursuant to this agreement to execute and complete the Newco Share Sale Agreement. Accordingly, TEL will have ceased to be the beneficial owner of the Newco Shares before the Hivedown Agreement is entered into.


       3  IMPLEMENTATION, CONSIDERATION AND ADJUSTMENT

     3.1 Subject to the prior satisfaction of the Conditions Precedent, the parties will and will procure that their relevant Affiliates enter into and complete in the following order:

          3.1.1 in accordance with Clause 2.7 (so as to take place immediately following completion of the TEL Sale), the Hivedown Agreement and any deed, document or agreement to be entered into pursuant thereto; and

          3.1.2 on the Completion Date, the Newco Implementation Agreements and the Americas Implementation Agreements.

     3.2 The consideration due to the relevant parties in relation to the sales of the Americas Shares and the Newco Business and the LPC Termination Agreement contemplated under the Implementation Agreements shall be calculated in accordance with Schedule 3 and the relevant Implementation Agreements. The Enterprise Value for each of the Americas Business, the LPC Business (excluding the value of the LPC Interests) and the Newco Business and the agreed consideration for the LPC Interests shall be as shown in Schedule 3.


       4  TECHNOLOGY AGREEMENTS

          On the Completion Date the parties will and/or will procure that their relevant Affiliates will enter into and complete the Newco Technology Agreements and Americas Technology Agreements.


       5  CONDUCT OF BUSINESS

     5.1 Pending the execution and delivery of the Implementation Agreements (or the earlier termination of this agreement), neither ICI nor DuPont, nor any of their Affiliates, nor any of their officers, employees, representatives or agents, will solicit or initiate any discussions or negotiations with, or participate in any negotiations with, or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than NL, its Affiliates and its directors, officers, employees, agents and representatives) concerning any acquisition of the Americas Shares, the Intellectual Property which is the subject of the Americas Technology Agreements, the LPC Interests, the Newco Business, the Newco Shares, or the Intellectual Property which is the subject of the Newco Technology Agreements.

     5.2 ICI agrees, pending the execution and delivery of the Implementation Agreements (or the earlier termination of this agreement), to conduct each of the Businesses only in the Ordinary Course of Business. ICI shall also use its reasonable commercial endeavours to: (i) maintain the business and properties of TAI, TCI and the Newco Business, and preserve intact their business organisations and goodwill, (ii) keep available the services of their officers and employees and (iii) maintain satisfactory relationships with suppliers, customers and others having a business relationship with the Businesses.


       6  ICI WARRANTIES AND REPRESENTATIONS

     6.1 ICI warrants and represents to the Purchaser that:

          6.1.1 subject to satisfaction of the Conditions Precedent (in each case in relation to the obligations referred to in sub-Clause
                  2.1 but not in relation to any other obligations):

                  (i) it has the  requisite  power and  authority to enter  into and perform this agreement;

                  (ii)it has obtained and  satisfied all  corporate,  regulatory and other approvals, or any other conditions, necessary to execute and perform this agreement;

                  (iii) this agreement constitutes the legally valid and binding obligations of ICI enforceable in accordance with its terms; and

                  (iv)compliance  with  the  terms  of this  agreement  and each
                      relevant  Americas   Implementation   Agreement  will  not
                      constitute a default under any provision of:

                      (a)  ICI's memorandum or articles of association; or

                      (b) (i) any order, judgment or decree; or (ii) any statute, rule or regulation; or (iii) any other restriction of any kind by which ICI is bound; and

          6.1.2 none of ICI and its Affiliates has employed any investment banker, broker or finder, or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the Proposed Transactions for which the Purchaser or its Affiliates or any of the Companies or LPC may be liable.

     6.2 ICI and the Purchaser agree that the Warranties to be given under the Americas Share Sale Agreements (in this Clause, Warranties having the meaning given in the relevant Americas Share Sale Agreement) will be given at the Completion Date and will be given subject to any matter which is fairly disclosed in the Final Disclosure Letter applicable to each Americas Share Sale Agreement. ICI and the Purchaser agree that ICI may require to amend the Initial Americas Disclosure Letter or the Disclosure Documents (as defined in the Initial Americas Disclosure
          Letter) (together in this Clause 6, the "INITIAL AMERICAS DISCLOSURE DOCUMENTS") in accordance with sub-Clause 6.3 below by adding to, amending or removing the specific matters identified, referred to and/or disclosed therein in each case in the event of them being incomplete or inaccurate.

     6.3 ICI undertakes to the Purchaser that it will fairly disclose to the Purchaser in writing any matter or thing known to ICI before or after the date of this agreement and prior to the TEL Completion Date which, if not disclosed, would constitute a breach of any of the Warranties (if they had been given at the date of this agreement) or which constitutes an amendment which is required pursuant to sub-Clause 6.2 above in order to amend any factual errors or omissions in the Initial Americas Disclosure Documents. Such disclosure or any such amendment shall be made not later than 14 days before the TEL Completion Date in respect of matters or things which are known to ICI at or before the Record Date and shall be incorporated in the Final Disclosure Letter applicable to each Americas Share Sale Agreement. In relation to matters or things which only become known to ICI after the Record Date, such disclosure or amendment shall be fairly disclosed or communicated in writing as soon as practicable before the TEL Completion Date and shall be incorporated in the Final Disclosure Letter applicable to each Americas Share Sale Agreement. ICI shall provide the Purchaser with amendments to the Initial Americas Disclosure Documents on a regular basis (being every four to six weeks) during the period from the date hereof to the TEL Completion Date.

          Any such amendments to the information contained in the Initial Americas Disclosure Documents shall, to constitute a valid disclosure against the Warranties, be required to be expressly incorporated in the Final Disclosure Letters applicable to the Americas Share Sale Agreements.

          ICI undertakes to the Purchaser that only those specific categories of general disclosure contained in the Initial Americas Disclosure Letters will be contained in the Final Disclosure Letters in relation to the Americas Sale Agreements and that such specific categories will not be amended in any way.


       7  PURCHASER'S WARRANTIES AND REPRESENTATIONS

     7.1 The Purchaser warrants and represents to ICI and DuPont that:

          7.1.1 subject to satisfaction of the Conditions Precedent (in each case in relation to the obligations referred to in sub-Clause
                  2.1 but not in relation to any other obligation):

                  (i) it has the  requisite  power and  authority  to enter into and to perform this agreement;

                  (ii)it has obtained and  satisfied all  corporate,  regulatory and other approvals, or any other significant conditions, necessary to execute and perform this agreement;

                  (iii) this agreement constitutes the legally valid and binding obligations of the Purchaser enforceable in accordance with its terms; and

                  (iv)compliance  with  the  terms  of this  agreement  and each relevant Implementation Agreement will not constitute a default under any provision of:

                      (a)  the  Purchaser's  by-laws  or  other   constitutional
                           documents; or

                      (b) (i) any order, judgment or decree; or (ii) any statute, rule or regulation or (iii) any other restriction of any kind by which the Purchaser is bound; and

     7.2 none of the Purchaser and its Affiliates has employed any investment banker, broker or finder, or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the Proposed Transactions, for which ICI or DuPont or their Affiliates (excluding, following the Completion Date, the Companies and LPC) may be liable.


       8  DUPONT WARRANTIES AND REPRESENTATIONS

          DuPont warrants and represents to the Purchaser that:

     8.1 subject to satisfaction of the Conditions Precedent (in each case in relation to the obligations referred to in sub-Clause 2.1 but not in relation to any other obligation):

                  (i) it  has  the  requisite   power  and   authority  to enter
                      into and to perform this agreement;

                  (ii)it has obtained and  satisfied all  corporate,  regulatory and other approvals, or any other significant conditions, necessary to execute and perform this agreement;

                  (iii) this agreement constitutes the legally valid and binding obligations of DuPont enforceable in accordance with its terms; and

                  (iv)compliance  with  the  terms  of this  agreement  and each
                      relevant   Newco   Implementation   Agreement   will   not
                      constitute a default under any provision of:

                      (a)  DuPont's by-laws or  other  constitutional documents;
                           and

                      (b)  (i)  any  order,   judgment  or  decree;  or  (ii)any
                           statute, rule or regulation; or (iii) any other restriction of any kind by which DuPont is bound;

     8.2 none of DuPont or its Affiliates has employed any investment banker, broker or finder, or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the Newco Sale Agreements for which the Purchaser or its Affiliates or any of the Companies may be liable.


       9  NEWCO DISCLOSURE DOCUMENTS

     9.1 ICI and the Purchaser agree that the Warranties to be given under the Newco Share Sale Agreement (in this Clause Warranties having the meaning given in the Newco Share Sale Agreement) will be given at the Completion Date and will be given subject to any matter which is fairly disclosed in the Final Disclosure Letter applicable to the Newco Share Sale Agreement. ICI and the Purchaser agree that ICI may require to amend the Initial Newco Disclosure Letter or the Disclosure Documents (as defined in the Initial Newco Disclosure Letter) (together, the "INITIAL NEWCO DISCLOSURE DOCUMENTS") in accordance with sub-Clause 9.2 below by adding to, amending or removing the specific matters identified, referred to and/or disclosed therein in each case in the event of them being incomplete or inaccurate.

     9.2 ICI undertakes to the Purchaser that it will fairly disclose to the Purchaser in writing any matter or thing known to ICI before or after the date of this agreement and prior to the TEL Completion Date which, if not disclosed, would constitute a breach of any of the Warranties (if they had been given at the date of this agreement) or which constitutes an amendment which is required pursuant to sub-Clause 9.1 above in order to amend any factual errors or omissions in the Initial Newco Disclosure Documents. Such disclosure or any such amendment shall be made not later than 14 days before the TEL Completion Date in respect of matters or things which are known to ICI at or before the Record Date and shall be incorporated in the Final Disclosure Letter applicable to the Newco Share Sale Agreement. In relation to matters or things which only become known to ICI after the Record Date such disclosure or amendment shall be fairly disclosed or communicated in writing as soon as practicable before the TEL Completion Date and shall be incorporated in the Final Disclosure Letter applicable to the Newco Share Sale Agreement. ICI shall provide the Purchaser with amendments to the Initial Newco Disclosure Documents on a regular basis (being every four to six weeks) during the period from the date hereof to the TEL Completion Date.

          Any such amendments to the information contained in the Initial Newco Disclosure Documents shall, to constitute a valid disclosure against the Warranties, be required to be expressly incorporated in the Final Disclosure Letter applicable to the Newco Share Sale Agreement.

          ICI undertakes to the Purchaser that only those specific categories of general disclosure contained in the Initial Newco Disclosure Letter will be contained in the Final Disclosure Letter in relation to the Newco Sale Agreements and that such specific categories will not be amended in any way.


      10  TRIGGER EVENTS

    10.1 If in consequence of any one or more Trigger Events (as defined below) there is a Material Adverse Effect (as defined below) which is not remedied by ICI or its Affiliates at no cost to the Purchaser or, as the case may be TAI or TCI or Newco, before the TEL Completion Date, then, provided the Purchaser or its Affiliates have not knowingly caused or contributed to such Material Adverse Effect (to the extent it would not have constituted such a Material Adverse Effect without such contribution), the Purchaser shall have the right, by notice served on both ICI and DuPont at any time during the period from the date of this agreement to immediately prior to the TEL Completion Date, to terminate its obligation to purchase the Newco Shares and the Americas Shares which in the event of exercise of such right by the Purchaser shall be its exclusive remedy and shall extinguish any claim by the Purchaser or any of its Affiliates for damages (whether arising in contract, tort or otherwise) in connection with this agreement provided that on such termination the provisions of sub-Clause 2.6 shall apply mutatis mutandis.

    10.2 In the event that there is a dispute as to whether a right to terminate under sub-Clause 10.1 exists, the matter shall be referred to the Independent Expert for determination in accordance with sub-Clause 11.2. If completion of the Sale Agreements would have occurred but for the application of the provisions of sub-Clause 10.1, and if the determination is that the right to terminate does not exist, the date of that determination shall be treated as the Record Date for the purposes of sub-Clause 2.5 and this Clause shall apply in relation to the new Record Date.

    10.3 For the purposes of this Clause 10:

          "TRIGGER EVENT" means:

          10.3.1 any amendment to or variation of the Initial Newco Disclosure Documents or the Initial Americas Disclosure Documents or other disclosure pursuant to sub-Clauses 6.3 and
                  9.2 in the period following signature of this agreement and before the TEL Completion Date in respect of any matter or thing which but for notification to the Purchaser under sub-Clauses 6.3 and 9.2 above would constitute a breach of the Warranties (as defined in sub-Clauses 6.2 and 9.1) if they had been given at the date of this agreement or the Purchaser otherwise becoming aware, without being in breach of this agreement, of a matter or thing which would constitute a breach of such Warranties, if they had been given at the date of this agreement; or

          10.3.2 without prejudice to sub-Clause 10.3.1 above, where any such amendment or variation is made to correct an error or omission in the information contained in the Initial Newco Disclosure Documents or the Initial Americas Disclosure Documents, the Purchaser shall be entitled to use such information for the purpose of calculating whether, together with any other Trigger Event(s), a Material Adverse Effect has occurred; or

          10.3.3 contractual terms not being available (immediately prior to the expiry of the period referred to in sub-Clause 10.1) for the Newco Business to be supplied, for a period of at least 2 years following the Completion Date, with volumes of ilmenite ore consistent with those consumed by the Newco Business over the 12 months ending on the date of this agreement at prices substantially similar to those payable by TEL under the WSL Contract from time to time.

          "MATERIAL ADVERSE EFFECT" means a diminution in the aggregate value of the Americas Business and the Newco Business having regard to their aggregate Enterprise Value as determined by reference to Schedule 3 of US$35,000,000 or more as a result of any one or more Trigger Events occurring prior to the TEL Completion Date ignoring any such diminution: (a) which would be reflected in an adjustment pursuant to the provisions of this agreement or the Sale Agreements as at the Completion Date to the aggregate consideration for the purchase of the Americas Shares or the Newco Business; and (b) to the extent that the diminution in value has been remedied by ICI at no cost to the relevant Companies or Businesses Provided that where any adverse effect arising from one or more Trigger Event(s) is not reasonably capable of calculation in monetary terms, the question as to whether a Material Adverse Effect has occurred whether wholly or partly as a result of such Trigger Event(s) shall, failing agreement between the parties, be determined by the Independent Expert.


      11  INDEPENDENT ACCOUNTANT AND EXPERT


    11.1  INDEPENDENT    ACCOUNTANT

          11.1.1  If  any   party  (a  "COMPLAINANT")   wishes   to  refer   any
                  matter in dispute in accordance with Schedule 3 for determination under this Clause, it shall give notice to the others (or if the matter concerns only one or some of the others, then only to such other or others) (the "OTHERS") requiring the appointment of an independent accounting firm of international reputation (the "INDEPENDENT ACCOUNTANT"). Accounting firms who have acted as auditors of the Complainant or the Others or their respective Affiliates, during the five years preceding the date of this agreement, shall be excluded from such appointment. If the Complainant and the Others are unable to agree upon the Independent Accountant within 14 days of such notice, then the Independent Accountant shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either the Complainant or any of the Others.

          11.1.2 If the Independent Accountant delays or becomes unwilling or incapable of acting or if for any other reason the President for the time being of the Institute of Chartered Accountants in England and Wales thinks fit he may discharge the
                  Independent Accountant and, in the absence of agreement between the Complainant and the Others, appoint another in its place.

          11.1.3 The Independent Accountant shall act as an expert and not as an arbitrator and its decision shall (in the absence of manifest error) be final and binding on the Complainant and the Others. The Independent Accountant shall afford the Complainant and the Others the opportunity of making written representations to it and shall make its determination within 40 days of its appointment.

          11.1.4 The fees and expenses of the Independent Accountant shall be borne by the Complainant and the Others in equal shares unless the Independent Accountant otherwise determines.


    11.2  INDEPENDENT EXPERT

          11.2.1 If a Complainant wishes to refer any matter in dispute for determination under this sub-Clause 11.2, the Complainant may give notice to the Others requiring the matter to be referred to an independent expert (the "INDEPENDENT EXPERT") agreed by the Complainant and the Others. If the Complainant and the Others are unable to agree upon the Independent Expert within 14 days of such notice then the Independent Expert shall be appointed by the chairman for the time being of the Institute of Arbitrators on the application of the Complainant or any of the Others.

          11.2.2 If the Independent Expert delays or becomes unwilling or incapable of acting or if for any other reason the chairman for the time being of the Institute of Arbitrators thinks fit he may discharge the Independent Expert and, in the absence of agreement between the Complainant and the Others, appoint another in his or her place.

          11.2.3 The Independent Expert shall act as an expert and not as an arbitrator and his or her decision shall (in the absence of manifest error) be final and binding on the Complainant and the Others. The Independent Expert shall afford the Complainant and the Others the opportunity of making written representations to him or her and shall make his or her determination within 40 days of appointment.

          11.2.4 The fees and expenses of the Independent Expert shall be borne by the Complainant and the Others in equal shares unless the Independent Expert otherwise determines.


      12  LIABILITY IN RELATION TO THE NEWCO SALE AND THE HIVEDOWN AGREEMENT

    12.1 The Purchaser agrees for itself and in respect of its Affiliates that, other than as expressly provided in this agreement, the Americas Implementation Agreements and the Newco Implementation Agreements, no representation or warranty is given (express or implied) and no liability is accepted by ICI, DuPont or any of their respective Affiliates or any of their respective directors, employees, agents or advisers (respectively the "ICI SELLING GROUP" and the "DUPONT SELLING GROUP" and together the "SELLING GROUP"), as to the accuracy or completeness of any information in the Data Rooms (or any further information supplied on request or any communication in relation thereto) or as to the reasonableness of any assumptions on which any of it is based.

    12.2 The Purchaser for itself and in respect of its Affiliates (including the Companies for the purpose of this Clause 12) agrees that, other than as a result of fraud on the part of either any member of the DuPont Selling Group or of any member of the ICI Selling Group as relevant (in which case only the members of the relevant Selling Group shall be liable):

                  (i) no member of the Selling  Group shall incur any  liability whatsoever to the Purchaser or any of its Affiliates arising out of or in connection with the acquisition of the Newco Shares or the Americas Shares and entry into by the Purchaser of the Newco Sale Agreements and the Americas Sale Agreements; and

                  (ii)the  Purchaser  shall  have no right of action  whatsoever against any member of the Selling Group in connection with or arising out of the purchase of the Companies;

          both  other  than  as  provided  in  this   agreement,   the  Americas
          Implementation Agreements and the Newco Implementation Agreements.

    12.3 The Purchaser for itself and its Affiliates undertakes to the Selling Group to waive any liability which such parties may incur by reason of the Purchaser's or its Affiliates' use of or reliance upon any information or documentation provided by such party and their advisers in relation to the sale of the Companies, other than as provided in this agreement, the Americas Implementation Agreements and the Newco Implementation Agreements.

    12.4 It is agreed that none of ICI, DuPont, the Purchaser or any of their respective Affiliates are partners under this agreement or any other agreement herein referred to for any purpose, except the partnership agreement dated 20 December 1993 (as amended) between Affiliates of ICI and Affiliates of the Purchaser with respect to LPC.

    12.5 The Purchaser acknowledges (for itself and its Affiliates) that DuPont and ICI have agreed between themselves arrangements in the Agreed Form regarding the conduct of any claim under any of the Newco Implementation Agreements which also gives rise to or constitutes a claim under the same or equivalent provisions of the agreements between ICI or any of its Affiliates (on the one hand) and DuPont or any of its Affiliates (on the other hand) relating to the TEL Sale.

          If DuPont notifies the Purchaser that the conduct of any claim under any of the Newco Implementation Agreements is to be assumed and controlled by ICI or any of its Affiliates in accordance with such arrangements then the Purchaser agrees (subject to the terms of the Newco Implementation Agreements) to co-operate and deal accordingly so that references in the Newco Implementation Agreements to "the Seller" in the context of the conduct of any such claim shall be deemed to mean ICI or any of its Affiliates and the Purchaser (for itself and its Affiliates) acknowledges that any payment or settlement by ICI or any of its Affiliates to or with the Purchaser (or any of its Affiliates) in respect of any claim made by the Purchaser (or any of its Affiliates) against DuPont or its Affiliates under any of the Newco Implementation Agreements shall discharge DuPont or its Affiliates' liability to the Purchaser (or any of its Affiliates) under any such Newco Implementation Agreement in respect of such claim to the extent of any payment or settlement so made. The provisions of this Clause are without prejudice to the Purchaser's rights under the Newco Implementation Agreements.

    12.6 It is agreed between DuPont and the Purchaser (for itself and on behalf of Newco) that in circumstances where the subject matter of any claim under any of the Newco Implementation Agreements also gives rise to or constitutes a claim or dispute between DuPont or its Affiliates and Newco under or pursuant to the Hivedown Agreement then the provisions of the Newco Implementation Agreements dealing with the notification, assistance and conduct of any claim, dispute or proceedings shall prevail over and override any corresponding or similar provisions contained in the Hivedown Agreement. The Purchaser shall procure that Newco complies with the provisions of this Clause.

    12.7

          12.7.1 ICI, DuPont and the Purchaser agree to co-operate generally and take all steps which may reasonably be required (including without limitation making appropriate applications to the relevant governmental and/or local authorities) to arrange for the transfer or assignment to Newco or the re-issue in the name of Newco of each of the Permits (insofar as they relate to the Newco Business) with effect from the Completion Date in each case upon terms which will enable Newco to continue to conduct the Newco Business with effect from the Completion Date substantially in the manner in which the Newco Business is conducted prior to the Completion Date. Any direct costs arising from the obligations under this sub-Clause 12.7 will be divided equally among the parties. Furthermore, each of the parties shall use all reasonable efforts to effect each such transfer, assignment or re-issue as promptly as practicable after the date of this agreement.

          12.7.2 ICI and DuPont shall together use reasonable endeavours to obtain such consents from third parties as may be reasonably required to enable Newco to obtain the benefit of the software licences which are necessary for the operation of the Newco Business as at the Completion Date at no additional licence fee.

          12.7.3 If such consents are not obtained, ICI and DuPont shall procure such additional software licences as are necessary for the operation by Newco of the Newco Business as at the Completion Date. ICI and DuPont shall each be liable for 50 per cent of the costs of such additional software licence fees.

    12.8 Other than in respect of the members of the Selling Group's compliance with the provisions of sub-Clause 12.7, the Purchaser hereby accepts and agrees that none of the Selling Group shall be liable for any failure or refusal by any relevant governmental or local authority to arrange or effect the transfer or assignment to Newco or the re-issue in the name of Newco of any of the Permits as aforesaid.

    12.9 It is agreed between DuPont (for itself and on behalf of its Affiliates) and the Purchaser (for itself and on behalf of Newco) that the indemnity given by Newco in favour of TEL in respect of Newco Liabilities (as defined in the Hivedown Agreement) pursuant to Clause
          7.3 of the Hivedown Agreement (the "NEWCO INDEMNITY") shall not apply if and to the extent that the subject matter of any claim under the Newco Indemnity also gives rise to or constitutes a claim by the Purchaser and/or relevant Purchaser Affiliate under or pursuant to the Newco Share Sale Agreement.

   12.10 For the purposes of sub-Clauses 12.7 and 12.8 the expression "PERMITS" shall include any registrations which may be required for Newco for taxation purposes.

   12.11 With effect from the Record Date, or earlier with the agreement of the parties (such agreement not to be unreasonably withheld), the parties shall use such reasonable endeavours as they are each able to do so as to procure that TEL and Newco meet their obligations under the first sentence of paragraph 3 of Schedule 7 of the Hivedown Agreement (as if the obligations under the first sentence of paragraph 3 had come into effect on the Record Date, or earlier as aforesaid) but subject to the provisions of paragraph 13 of Schedule 7 of the Hivedown Agreement. For the purpose of this sub-Clause 12.11, references to "consents" in such paragraph 3 shall be deemed to include the Consents.

   12.12

          12.12.1 If the  Purchaser  (which for the  purpose of this  sub-Clause
                  12.12 shall not include its successors in title) or any relevant Affiliate ("PURCHASER COMPANIES") has not by 1 September 2003 renewed the planning approval no. W/66/338/84 in relation to NBQ issued on 27 September 1988 on appeal against the decision of Lincolnshire County Council (the "APPROVAL") expiring on 1 September 2003 relating to the disposal of digester residue for a further term of a minimum of 8 years on terms enabling the continued use of NBQ for its current waste disposal purposes, then, subject to compliance by the Purchaser Companies with the provisions of this sub-Clause 12.12, ICI shall on written notice from the Purchaser Companies given on or within ten working days after 1 September 2003 (a "COMPLETION NOTICE") purchase, or procure the purchase of, NBQ, on the terms set out in Clause 12.12.4 from the Purchaser Companies.

          12.12.2 ICI's obligation in sub-Clause 12.12.1 is conditional on the following obligations of the Purchaser Companies, from the Completion Date:

                  (i) to use and manage  NBQ during the period of its  ownership materially in accordance with Environmental Law, the standards of the relevant regulatory authorities, the conditions of any Permits and planning permissions relating thereto and good industry practice, in a manner conducive to the renewal of the Approval;

                  (ii)to use NBQ  solely  for the  purpose  of the  disposal  of digester residue arising from the sulphate TiO2 process at the Grimsby Site (as such term is defined in the Newco Share Sale Agreement); such residue disposed to be broadly similar in quality, quantity and type to that currently disposed at the date of this agreement and materially consistent with the requirements of the Approval and any Permits relating thereto;

                  (iii) to use all  reasonable  efforts to take,  or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable in relation to obtaining the renewal of the Approval for a term of at least 8 years, including acceding to the reasonable demands of the relevant regulatory authorities and in particular to submit an application for such a renewal on or before 31 December 2001.

          12.12.3 The Purchaser Companies shall from the Completion Date:

                  (i) use all reasonable efforts to be a "fit and proper person"
                      within the  meaning of the  Environmental  Protection  Act
                      1990;

                  (ii)promptly  inform ICI of all material  matters  relating to the process for the renewal of the Approval, including providing copies of correspondence, and permitting ICI reasonable opportunity to participate in the process (at ICI's expense) and including providing a copy of the application for the renewal of the Approval to ICI prior to its submission to the relevant planning authority. Expense incurred by the Purchaser Companies in relation to the renewal of the Approval shall be borne by the Purchaser Companies; and

                  (iii) not  create  or  permit  or  suffer  to be  created  any encumbrances over NBQ which shall subsist at the date of the transfer of NBQ to the Buyer.

          12.12.4 The following conditions shall apply on any sale of NBQ by the Purchaser Companies to the "BUYER" (ICI or a company nominated by ICI);

                  (i) The price payable for NBQ shall be GBP1;

                  (ii)The Purchaser shall sell with Full Title Guarantee;

                  (iii)  Completion  shall take place ten working days after the receipt of a Completion Notice before 2.00 pm at the registered office of ICI or at such other date, time or place as may be agreed between ICI and the Purchaser;

                  (iv)The Purchaser  Companies shall prior to completion  deduce to the Buyer the title to NBQ insofar as it differs from the title at the date of this agreement and the Buyer shall not raise any requisition in respect of any matter arising before the date of this agreement;

                  (v) NBQ will be sold subject to:

                      (a) all overriding interests as defined in the Land Registration Act 1925 as amended;

                      (b) all matters referred to in the registers of the title under which NBQ is to be registered (other than financial charges and encumbrances created in breach of sub-Clause 12.12.3 (iii));

                      (c) all matters subject to which NBQ is to be sold to the Purchaser insofar as they remain valid, subsisting and affect the title at the completion of the sale to the Buyer;

                  as  well  as  those  encumbrances   referred  to  in  Standard
                  Condition 3.1.2.

          12.12.5 NBQ  will  be  sold  with  vacant   possession  on  completion
                  of its sale.

          12.12.6 The transfer of NBQ will contain covenants by the Buyer to comply with the following obligations insofar as the Purchaser Companies may remain liable (directly or indirectly) for them after the date of the transfer:

                  (i) obligations  arising  from  matters  referred  to in  the registered title of NBQ;

                  (ii)obligations  arising under any  documents subject to which
                      NBQ is sold to the Purchaser;

                  and  to  indemnify   the  Purchaser   Companies   against  any
                  non-compliance.

          12.12.7 The transfer of NBQ will contain an undertaking by the Purchaser to indemnify and keep indemnified on a continuing basis the Buyer (for itself and its affiliates) against any Adverse Consequences (as defined in the Americas Share Sale Agreements) ICI or the Buyer may suffer as a result of the failure of the Purchaser Companies to comply with their obligations under sub-Clauses 12.12.2 and 12.12.3 including, without limitation, any Environmental Liabilities arising therefrom;

          12.12.8 The agreement set out in this sub-Clause 12.12 incorporates the Standard Conditions of Sale (Third Edition) ("STANDARD CONDITIONS"). In case of conflict between this sub-Clause
                  12.12 and the Standard Conditions, this sub-clause 12.12 prevails. Terms used or defined in the Standard Conditions have the same meanings when used in this sub-clause 12.12.

          12.12.9 On the transfer of NBQ to the Buyer:

                  (i) ICI shall  indemnify the Purchaser  Companies  against all and any Loss relating to NBQ and arising from or associated with any Environmental Liability arising on or after 1 September 2003;

                  (ii)From the date on which NBQ is transferred to the Buyer and until such time as the transfer of the Waste Management Licence is effected, ICI shall comply with all conditions of the Waste Management Licence and any requirement or written or oral communication received from any regulatory authority in relation to the same.

                  (iii) Both ICI and the  Purchaser  Companies  shall  use their reasonable efforts to procure the transfer of the Waste Management Licence to ICI as soon as possible following the transfer of NBQ to the Buyer.

                  (iv)For the purposes of this  sub-Clause 12.12  the  following definitions apply:

                      "ENVIRONMENT" means the natural and man-made environment and all or any of the following media namely air (including air within buildings and air within other natural or man-made structures above or below ground), water (including water under or within land or in drains or sewers and inland waters) and land and any living organisms (including humans) or systems supported by those media;

                      "ENVIRONMENTAL LAW" means all present and future rules of common law, acts, regulations, standards or codes, applicable rights or obligations under European Community Law, any notices, directions, impositions or requirements issued, imposed, or directed by any regulatory authority relating to the Environment, the protection of human health and safety or the Environment including without limitation all laws relating to emissions, seepages, discharges, escapes, releases, leaks or threatened escapes, releases, and leaks of pollutants, contaminants or hazardous substances relating to the creation, handling, storage or disposal of same and for the avoidance of doubt, includes any law introducing any materially more onerous or stringent requirements than were applicable at the date hereto including but not limited to Part IIA of the Environmental Protection Act 1990 (and the relevant draft guidance as at the date hereto) and sections 161A to 161D of the Water Resources Act 1991 whether or not in force at the date hereto;

                      "ENVIRONMENTAL LIABILITY" means the clean-up and restoration of NBQ, compliance with the Waste Management Licence or the surrender, revocation or transfer of the same, compliance with any requirement, request or communication from a regulatory authority in relation to Environmental Laws, any monitoring, investigation, remediating, removing, abating, cleaning-up, containing or otherwise taking corrective action and shall include post-remedial monitoring or responding to requests for information in relation to NBQ, and shall also include any actual or potential claim by a third party in relation to site clean-up or restoration of the land or any of the aforementioned matters;

                      "LOSS" means any losses, claims, penalties, fines, costs, expenses, liabilities, obligations, judgements, damages or settlement payments which are suffered or incurred directly or indirectly by the Purchaser Companies after sale of NBQ to the Buyer in relation to any Environmental Liability;

                      "WASTE MANAGEMENT LICENCE" means the waste management licence (number L142) issued to Tioxide Europe Limited, Grimsby, South Humberside DN31 2SW or any similar waste management licence relating to NBQ in force at 1 September 2003.


      13  INTEREST

          If any sum due for payment under or in accordance with this agreement is not paid on the due date the party in default shall pay Default Interest on that sum from the due date until the date of actual payment calculated on a day to day basis.


      14  ANNOUNCEMENTS

          No party shall make or permit any member of the ICI Group, DuPont Group or the Purchaser Group, as the case may be, to make any announcement concerning this agreement or any ancillary matter except as required by law or any competent regulatory body or with the prior written approval of the other parties which shall not be unreasonably withheld or delayed.


      15  CONFIDENTIALITY

    15.1  For the purposes of this Clause:

          15.1.1  "CONFIDENTIAL INFORMATION" means:

                  (i) all  information  received by the Purchaser Group from the
                      ICI Group relating to ICI, its Affiliates and the businesses conducted by the ICI Group and all information received by the Purchaser Group from DuPont or its Affiliates relating to DuPont or its Affiliates, (in both cases whether pursuant to, or in relation to, this agreement or any of the Newco Implementation Agreements or the Americas Implementation Agreements); and

                  (ii)all  information  received by the ICI Group and the DuPont
                      Group from the Purchaser Group relating to the Purchaser, its Affiliates and the businesses conducted by the Purchaser Group (whether pursuant to, or in relation to, this agreement or any of the Newco Implementation Agreements or the Americas Implementation Agreements);

                      including, in all cases, not only written information but information transferred orally, visually, electronically, or by any other means. The term "Confidential Information" shall not include:

                      (a) information that is in the public domain at the date of this agreement;

                      (b) information that subsequently comes into the public domain, otherwise than as a result of a breach of this agreement, but only after it has come into the public domain;

                      (c) information which the receiving party or its Representatives obtain from a third party not under any confidentiality obligation to the disclosing party respecting such information;

                      (d) information which the receiving party or its Representatives at the time of disclosure already has in its possession and which is not subject to any obligation of secrecy on their part to the disclosing party;

                      (e) information which is independently developed by employees of the receiving party or its Representatives who had no access to the information disclosed by the disclosing party; or

                      (f) information which relates exclusively to the Businesses after completion of the Newco Sale Agreements and Americas Sale Agreements which the Purchaser or its Affiliates disclose publicly.

          15.1.2 "REPRESENTATIVES" means Affiliates, directors, officers, employees, agents or representatives of any party or its Affiliates, and their respective solicitors, accountants, consultants and financial advisers.

    15.2 Each party undertakes for a period of 5 years from the date of this agreement (subject to such other period specified in a Newco Implementation Agreement or an Americas Implementation Agreement in relation to particular information) following the Completion Date to maintain Confidential Information received by it, its Affiliates or its Representatives relating to any other party or any other party's Affiliates in confidence and not disclose that Confidential Information to any person other than its Representatives, except as required by law or any competent regulatory authority or with the prior written approval of such other party, which shall not be unreasonably withheld or delayed.

    15.3 Each party undertakes only to disclose to its Representatives such Confidential Information relating to the disclosing party or parties or the disclosing party's or parties' Affiliates as is reasonably required for the purposes of performing the obligations under this agreement or the Newco Implementation Agreements or the Americas Implementation Agreements and only to those Representatives whom it has informed of the confidential nature of the Confidential Information and who undertake to keep it confidential. Each party shall be responsible for breach of such confidentiality undertaking by it or its Representatives and undertakes to indemnify and hold harmless the disclosing party or parties, its Affiliates or any successor to such business against all actions, proceedings, costs, claims, demands, liabilities, losses or expenses (including legal expenses) arising from such breach.

    15.4 In the event that, after receipt of Confidential Information, any party, or any person or Representative to whom it has transmitted Confidential Information, becomes legally required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or similar process, or otherwise) to disclose any of the Confidential Information received, the legally compelled party shall provide the disclosing party with prompt written notice of that requirement so that the disclosing party may seek a protective order or other appropriate remedy but shall not be obliged to delay disclosure if to do so would be in breach of any conditions for such disclosure imposed by the authority compelling disclosure and in any event should the disclosing party not be successful in seeking or obtaining a protective order or other appropriate remedy, the disclosing party shall waive compliance with the provisions of this agreement for such particular case to enable the legally compelled party or its Representative to comply with any such legal requirement.

    15.5 Each party will only use (or permit the use by its Representatives of) the Confidential Information received by it or its Representatives for the purposes of the transactions contemplated by this agreement.

    15.6 Nothing in this Clause 15 shall make a party liable to any other party for any of its Representatives in relation to breaches of this Clause which occur after the time when such Representative becomes the Representative of another party to this agreement. Nothing in this sub-Clause 15.6 shall affect any duty owed personally by such Representative.

    15.7 Nothing in this Clause 15 shall supersede or vary the obligations of the parties set out in any of the Newco Technology Agreements, the
          Americas Technology Agreements or any other agreement, the confidentiality provisions of which exist on the date of this agreement.

    15.8 Notwithstanding any provision to the contrary, the provisions of this Clause shall survive termination of this agreement.


      16  GUARANTEES AND INDEMNITY

    16.1 Each party undertakes to procure that, subject to the terms of this agreement, its relevant Affiliates enter into the relevant Newco Implementation Agreements or Americas Implementation Agreements on the Completion Date, as the case may be.

    16.2 The parties shall on the Completion Date enter into a deed of guarantee in the Agreed Form in relation to the obligations of the parties and their Affiliates after the Completion Date under the Newco Sale Agreements and Americas Sale Agreements and the relevant Implementation Agreements.

    16.3 At or as soon as reasonably practicable after the Completion Date, the Purchaser will use its reasonable endeavours to procure, whether by offering its own covenant in substitution for that of a member of the Selling Group or otherwise howsoever (but in no event shall the Purchaser or any of its Affiliates be required to make any payment as a basis for such release), the release of ICI and/or DuPont or any of their respective Affiliates (the "Selling Group") from the guarantees specifically identified in the Final Disclosure Letter applicable to the Newco Share Sale Agreement for the purposes of this provision and pending such release the Purchaser will indemnify and keep indemnified each of the members of the Selling Group from and against any liability (including any claim, demand, proceeding, costs, damages and expenses) which they may suffer or incur under or in relation to such guarantees.

    16.4 The Purchaser will indemnify and keep indemnified the Selling Group from and against any liability (including any claim, demand, proceeding, costs, damages and expenses) which they may suffer as a result of the failure of the Purchaser to comply with its obligations under paragraph 2 of Schedule 4.


      17  FURTHER ASSURANCE

          The parties shall, and shall procure that their Affiliates shall, at their own expense, comply with the terms of this Clause 17 and
          Schedule 4 and, at all times from the date of this agreement, do all things as may be reasonably required to give effect to this agreement and to all other agreements contemplated hereby, including, without limitation, the execution of all deeds and documents, procuring the convening of all meetings, the giving of all necessary waivers (other than in respect of Conditions Precedent) and consents and the passing of all resolutions and otherwise exercising all powers and rights available to them.


      18  NOTICES

    18.1 Any notice or other document to be served under this agreement shall be in writing and may be delivered by hand or by courier or sent by fax or by post to the party to be served at its address appearing in this agreement (and marked for the attention of the person whose name is referred to in sub-Clause 18.3 below) or at such other address (or marked for the attention of such other person) as it may have notified to the other parties in accordance with this Clause. Any notice or other document sent by post shall be sent by registered post (if both posted and for delivery within the same jurisdiction) or by registered airmail (if posted for delivery outside the jurisdiction in which it is posted), return receipt requested (or any substantially equivalent service).

    18.2  Any notice or document delivered or sent in accordance with sub-Clause
          18.1 shall be deemed to have been served:

          18.2.1  if  delivered by hand or by courier, at the time of  delivery;
                  or

          18.2.2  if  sent  by  fax,  at  the  time  of delivery if sent between
                  12.01 a.m. and 6.00 p.m.  (local time at the  destination)  or
                  10.00 a.m. (local time at the destination) on the Business Day after its transmission (if sent at any other time); or

          18.2.3 if posted, at 10.00 a.m. on the second Business Day after it was put into the post if posted for delivery within the same jurisdiction, or at 10.00 a.m. (local time at the destination) on the fifth Business Day after it was put in the post if sent by registered airmail.

    18.3 The person to whom notices or documents should be addressed for the purposes of sub-Clause 18.1 is:


          18.3.1  if to be served on ICI:

                  the Company Secretary
                  Imperial Chemical House
                  9 Millbank
                  London SW1P 3JF
                  Fax: (44) 171 798 5170

          18.3.2  if to be served on DuPont:

                  Vice President & General Manager
                  White Pigment & Mineral Products
                  E.I. du Pont de Nemours and Company
                  Building 36-2nd Floor
                  Barley Mill Plaza
                  Wilmington, Delaware U.S.A. 19880
                  Fax: (1) 302 992 6084

          18.3.3  if to be served on the Purchaser:

                  General Counsel
                  NL Industries, Inc
                  16825 Northchase Drive
                  Suite 1200
                  Houston, Texas 77060, USA
                  Fax: (1) 281 423 3333

    18.4 In proving service of a notice or document it shall be sufficient to prove that delivery was made by hand, courier or fax or that the envelope containing the notice or document was properly addressed and posted (either by registered post or by registered airmail, as the case may be, in accordance with the requirements of this Clause).


      19  COSTS

          Save as otherwise provided in this agreement, or as otherwise specifically agreed to in writing by the parties after the date of this agreement, each party shall pay the costs and expenses incurred by it and its Affiliates in connection with the entering into and completion of this agreement including without limitation in respect of their obligations fulfilling the Conditions Precedent.


      20  ASSIGNMENT

          None of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of the other parties (the "NON-ASSIGNING PARTIES") other than an assignment of the rights (but not the obligations) to an Affiliate of the assigning party provided that:

    20.1 such assignment shall only be permitted if the assignment has no adverse effect on the Non-assigning Parties;

    20.2 if the Affiliate to which the rights have been assigned ceases to be an Affiliate of the assigning party, the rights which have been transferred shall be re-transferred to the party which originally assigned those rights or to another Affiliate of that original assigning party; and

    20.3 it shall be a condition of any such assignment that reasonable notice is given in writing to the Non-assigning Parties of the proposal to assign (identifying the rights proposed to be assigned, the identity of the proposed assignee and such other details relating thereto as the Non-assigning Parties may reasonably require).


      21  RTPA

          Each of the parties to this agreement confirms on its own behalf and on behalf of each of its Affiliates that is party to any of the Implementation Agreements (as executed) that if by virtue of any provision of this agreement or any of the Newco Implementation Agreements or the Americas Implementation Agreements (as executed) or any other agreement or arrangement of which this agreement or any of the Implementation Agreements forms part, any such agreement or arrangement is subject to registration under the Restrictive Trade Practices Act 1976 (the "RTPA") (provided that any such agreement or arrangement is not a non-notifiable arrangement under Section 27A of the RTPA) none of the parties to any such agreement or arrangement who carries on business within the United Kingdom shall give effect to, or enforce or purport to enforce the agreement or arrangement in respect of any such provision until the day after particulars of the agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading under section 24 of the RTPA.

      22  CONFLICT WITH OTHER AGREEMENTS

          In the event of any conflict between this agreement and any of the Implementation Agreements, this agreement shall prevail (as between the parties to this agreement and as between any other members of the ICI Group, the DuPont Group and the Purchaser Group) save where such other agreement expressly states that it (or any part of it) is overriding this agreement in any respect and the parties to this agreement are either also parties to that other agreement or otherwise expressly and in writing agree that such other agreement shall override this agreement in that respect.


      23  WHOLE AGREEMENT

    23.1 This agreement, the Newco Implementation Agreements, the Americas Implementation Agreements and any other agreements contemplated in this agreement or in those agreements (if and when executed) contain the whole agreement between the parties and their respective Affiliates relating to the transactions contemplated by this agreement and the Newco Implementation Agreements and the Americas Implementation Agreements and supersede all previous agreements between the parties and their respective Affiliates relating to such transactions.

    23.2 Each of the parties to this agreement acknowledges on its own behalf and on behalf of each of its Affiliates that, in agreeing to enter into this agreement and the Newco Implementation Agreements and the Americas Implementation Agreements, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement or any Implementation Agreement) and waives all rights and remedies which, but for this sub-Clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this Clause shall limit or exclude any liability for fraud.

    23.3 Each obligation, representation and warranty on the part of ICI, DuPont or the Purchaser under this agreement (excluding any obligation fully performed on the Completion Date) shall continue in force after the Completion Date.

    23.4 Nothing in this agreement or the Implementation Agreements shall be deemed to constitute a partnership between the parties hereto. All obligations of the parties shall be several.


      24  AMENDMENTS

          No amendment, variation or waiver of this agreement or any provision of this agreement shall be effective unless it is in writing specifically referring to this agreement and duly executed by or on behalf of all the parties.


      25  GOVERNING LAW

          This agreement is governed by and shall be construed in accordance with English law.

      26  JURISDICTION

    26.1 The parties agree to submit to the exclusive jurisdiction of the English courts for all purposes relating to this agreement and to take no action to avoid, dispute or suggest to such court that such jurisdiction is improper.

    26.2 DuPont irrevocably appoints Du Pont (U.K.) Limited of Wedgwood Way, Stevenage, Hertfordshire SG1 4QN as its agent for the service of process in England.

    26.3 The Purchaser irrevocably appoints Herbert Smith (Ref 554) of Exchange House, Primrose Street, London, EC2A 2HS as its agent for service of process in England.

          AS WITNESS the hands of the duly authorised representatives of the parties on the date which appears first on page 1.

                                   SCHEDULE 1
                              CONDITIONS PRECEDENT
                                   (CLAUSE 2)



       1 In so far as it has jurisdiction over the Proposed Transactions, the Office of Fair Trading indicating in terms reasonably satisfactory to the parties that it is not the intention of the Secretary of State to refer the Proposed Transactions to the Monopolies and Mergers Commission (the "OFT CONDITION").

       2  In so far as it has jurisdiction over the Proposed  Transactions,  the
          Bundeskartellamt   approving  the  Proposed   Transactions   in  terms
          reasonably satisfactory to the parties (the "BK CONDITION")

       3 In so far as it has jurisdiction over the Proposed Transactions, the European Commission issuing a decision, pursuant to Article 6(1)(b) of Regulation 4064/89 (or amending Regulation 1310/97) (the "REGULATIONS") declaring in terms reasonably satisfactory to the parties that any concentration arising from the Proposed Transactions is compatible with the common market (the "EC CONDITION").

       4 In so far as it has jurisdiction over the Proposed Transactions, the European Commission not issuing a decision pursuant to Article 9(3) of the Regulations, to refer the Proposed Transactions to the competent authorities of any Member State of the European Union.

       5  No  Member State  of the European  Union taking  measures  pursuant to
          Article 21 of the Regulations, to protect legitimate interests.

       6 All waiting periods and any extensions thereof under the HSR Act applicable to the consummation of the Proposed Transactions having been satisfied, expired or terminated (the "HSR CONDITION").

       7 The Director appointed under the Canadian Competition Act (the "COMPETITION ACT") issuing an advance ruling certificate in terms reasonably satisfactory to the parties under Section 102 of the Competition Act in respect of the sale of TCI by Affiliates of ICI to the Purchaser or the applicable waiting period under Section 123 of the Competition Act having expired and the Director having advised the Purchaser in terms reasonably satisfactory to the parties that he does not intend to apply to the Competition Tribunal for an order under
          Section 92 or Section 100 of the Competition Act in respect of the proposed acquisition of TCI (the "COMPETITION ACT CONDITION").

       8 All other consents and approvals, as are required by law, having been obtained, or all waiting periods (in addition to the HSR Condition, the OFT Condition, the EC Condition, the BK Condition and the Competition Act Condition) (and any extensions thereof) having expired or terminated in any relevant jurisdiction for the purposes of implementing the Proposed Transactions in a form satisfactory to all parties (but only where such parties are directly concerned or interested).

       9 No order, writ, injunction or decree has been issued which restrains, enjoins or invalidates, or otherwise materially adversely affects, the Proposed Transactions and no action, suit or other proceeding is pending or threatened that has a reasonable likelihood of resulting in any such order, writ, injunction or decree being issued.

      10  The   obligations  of  ICI  and  DuPont  to  consummate  the  Proposed
          Transactions contemplated by this agreement are subject, at the option of ICI and DuPont, to the satisfaction of the conditions that:

    10.1 all obligations and undertakings of the Purchaser (the breach of which, singly or in the aggregate, would be material) to be performed by the Purchaser under this agreement prior to or at the Completion Date shall have been performed; and

    10.2 all warranties and representations made by the Purchaser in this agreement (the breach of which, singly or in the aggregate, would be material) shall be true and correct in all material respects.

      11  The   obligations   of  the  Purchaser  to  consummate   the  Proposed
          Transactions contemplated by this agreement are subject, at the option of the Purchaser, to the satisfaction of the conditions that:

    11.1 all obligations and undertakings of ICI (the breach of which, singly or in the aggregate, would be material) to be performed by ICI under this agreement prior to or at the Completion Date shall have been performed;

    11.2 all warranties and representations made by ICI in this agreement (the breach of which, singly or in the aggregate, would be material) shall be true and correct in all material respects; and

    11.3 all warranties and representations made by DuPont in this agreement (the breach of which, singly or in the aggregate, would be material) shall be true and correct in all material respects.

      12 The completion of the TEL Sale, for which purpose the definition of TEL Sale shall be deemed to include the execution of the Deed relating to the Tioxide Pension Fund in the Agreed Form.

      13 All Permits which are material in relation to the operation of the Newco Business having been transferred or assigned to or reissued in the name of Newco or arrangements reasonably satisfactory to the Purchaser having been made for any of the same that cannot be so transferred or assigned or reissued prior to the Completion Date to be so transferred or assigned or reissued after the Completion Date.

                                   SCHEDULE 2
                                     PART I
                         NEWCO IMPLEMENTATION AGREEMENTS
                                  (CLAUSE 1.1)

       1  Hivedown Agreement

       2  Newco Share Sale Agreement

       3  Product Exchange Agreement between TEL and Newco

       4  Technology Agreements

     4.1  Name Agreement between Newco, TEL and DuPont

     4.2  Name Agreement between Newco, TEL and DuPont

     4.3  Newco Patent and Know-How Licence

     4.4 Technical Assistance Agreement between TEL (or an Affiliate of TEL) and Newco

     4.5 Service Agreement for transitional IT services between TEL (or an Affiliate of TEL) and Newco

     4.6  Service  Agreement (Eutech)  between ICI  (or an Affiliate of ICI) and
          Newco

       5 Deed of Guarantee (to include a guarantee given by the Purchaser in respect of Newco's obligations under the Hivedown Agreement)

       6 Transfers, in a form reasonably satisfactory to the Purchaser, of the legal interest in respect of the NBQ and Killingholme properties in favour of the Purchaser or any of its Affiliates

       7 Product Supply Agreement (Newco to DuPont or an Affiliate of DuPont) for:

     7.1  Zirconia Frit;

     7.2  Titanyl Sulphate;

     7.3  Zirconium Orthosulphate Solution

     7.4  Trivalent Titanium

       8 Product Supply Agreement (DuPont or an Affiliate of DuPont to Newco) for Titanium Tetrachloride

       9  Product Supply Agreement (ICI or an Affiliate of ICI to Newco) for:

     9.1  Sulphuric Acid

     9.2  Sulphur

     9.3  Caustic Soda

                                   SCHEDULE 2
                                     PART II
                       AMERICAS IMPLEMENTATION AGREEMENTS
                                  (CLAUSE 1.1)

       1  Americas Share Sale Agreements

       2  Canadian and US Deeds of Indemnity

       3  Americas Technology Agreements

     3.1 Assignment and Substitution Agreement between Tioxide Group Limited, Tioxide Group Services Limited, DuPont and TCI

     3.2  Name Agreement between TEL, TAI and DuPont

     3.3  Name Agreement between TEL, TCI and DuPont

     3.4  Patent and Know-How Licence between TCI and DuPont

     3.5  Venturis Agreement between DuPont and LPC

       4  Deeds of Guarantee

       5 LPC Termination Agreement between Kronos, Inc., Kronos Louisiana, Inc., Kronos International, Inc., Kronos Europe S.A./N.V., Kronos Canada Inc., Kronos Titan GmbH, LPC, Tioxide Group Limited and Tioxide Group Services Limited

       6 LPC Licence Agreement between Kronos, Inc., Kronos Louisiana, Inc., Kronos International, Inc., Kronos Europe S.A./N.V., Kronos Canada Inc., Kronos Titan GmbH, LPC and Tioxide Europe Limited

                                   SCHEDULE 3
                                  (CLAUSE 3.3)

       1  Consideration and Adjustment

     (1)  In this Schedule 3:

          "A FORM" means, in relation to each of TAI and TCI, the quarterly financial reports in the format set forth in Annex 3 which are prepared in accordance with the accounting policies, practices and other requirements set out or referred to in ICI's Controller's Manuals as applied by the relevant Company (with the exception of pensions liabilities which are accounted for in accordance with FAS
          87) and prepared at the Completion Date on a basis consistent with that adopted by TAI and TCI in the A Form at 31 December 1997 (with the exception that pensions liabilities shall be reported in Provisions); and if the Completion Date does not fall on the due date for the preparation of an A Form, a financial report prepared on the same basis for the financial period from the latest date at which an A Form was prepared to the Completion Date; and in relation to Newco, a financial report in the format set forth in Annex 3 and in accordance with the accounting policies, practices and other requirements set out or referred to in ICI's Controller's Manuals and prepared as at the Completion Date on a basis consistent with that adopted by TEL for the preparation of A Forms prior to the completion of the Hivedown Agreement;

          "ACTUAL NET DEBT" means Net Debt as agreed or determined in accordance with paragraphs (6) to (8) below;

          "ACTUAL NET WORKING CAPITAL" means Net Working Capital as at the Completion Date as determined under paragraphs (6) to (8) below;

          "ESTIMATED  CONSIDERATION"  has  the   meaning   given   in  paragraph
          (3)(a)  below  as applicable;

          "ESTIMATED  COMPLETION  STATEMENT"  has the meaning given in paragraph
          (3) below;

          "ESTIMATED NET DEBT" has  the meaning given in paragraph (3)(b) below;

          "ENTERPRISE VALUE" means, for each Company or Business, the value shown against the line described as Enterprise Value shown in the column headed EV in Section 2 of this Schedule 3 against the relevant Company or Business which is the amount which the parties have agreed to represent the fair market value (excluding in relation to TAI any item relating to the LPC Interests) of that Company or Business on a basis free of Net Debt;

          "FINAL CONSIDERATION" has the meaning given in paragraph (5)(a) below;

          "FINAL  COMPLETION  STATEMENT"  has  the  meaning  given  in paragraph
          (5)(b) below;

          "FINAL STOCKS" means the value of Stocks for the relevant Company at Completion;

          "INITIAL STOCKS" means the value of Stocks for the relevant Company or Business as at 28 February 1998;

          "INTEREST RATE" means LIBOR plus 25 basis points;

          "NET DEBT" means, in relation to a Company, the amount reported as "net debt" on line 70090 of the A Form for that Company as described in ICI's Controller's Manuals which, for the avoidance of doubt, can be either a negative or a non-negative number;

          "NET WORKING CAPITAL" means the aggregate of:

          (c)     Operating Debtors; plus

          (d) Stocks (for the purposes of this definition meaning Initial Stocks when used for Net Working Capital as at 28 February 1998 and meaning Final Stocks when used for Actual Net Working Capital); less

          (e)     Operating Creditors less than one year.

          For the purposes of (b) the Stocks shall be valued in accordance with the document headed "Stocktaking and Valuation Principles" in the Agreed Form marked "NWC-S";

          "NET WORKING CAPITAL AS AT 28 FEBRUARY 1998" or "NWC 28" means, for each Company or Business, the value shown in the column headed NWC in
          Section 2 of this Schedule 3 against the relevant Company or Business which is the amount which the parties have agreed to represent the value of Net Working Capital at 28 February 1998;

          "OPERATING CREDITORS LESS THAN 1 YEAR" means, in relation to a Company, the absolute value of the amount reported as creditors of that Company which are external to that Company (including without limitation creditors which are members of, or other business units within, the ICI Group as at the date of the relevant A Form) as defined by reference to "Operating Creditors less than one year" on line 70020 of the A Form for that Company as described in ICI's Controller's Manuals;

          "OPERATING DEBTORS" means, in relation to a Company, debtors of that Company which are external to that Company (including without limitation debtors which are members of, or other business units within, the ICI Group as at the date of the relevant A Form) as defined by reference to "operating debtors" on line 70010 of the A Form for that Company as described in ICI's Controller's Manuals;

          "SHARE SALE AGREEMENTS" means the Americas Share Sale Agreements and/or the Newco Share Sale Agreement (as the context so requires);

          "STOCKS" means, in relation to a Company or Business, the stock of fuels, raw materials, ingredients, packaging, office and laboratory supplies, revenue engineering spares, consumable stores, work in progress and finished goods owned by that Company or Business as determined on line 70000 of the A Form for the relevant Company or Business as described in ICI's Controller's Manuals;

          (2) (a)All payments and values under this Schedule shall be in US Dollars and where an amount is not itself calculated in US Dollars it shall be converted into US Dollars at the mid market closing exchange rate in London for the currency in which that amount is expressed in US Dollars as published in the London Edition of the Financial Times first published thereafter or, where the exchange rate is not published in the London Edition of the Financial Times, at the exchange rate quoted by Citibank N.A. as at the close of business in London for the currency in which that amount is expressed on the Completion Date in relation to amounts in the Final Completion Statement (and in relation to amounts in the Estimated Completion Statement shall be the rate of exchange as at the date which is nine days before the Completion Date).

          (b) References to the absolute value of a number X shall be construed as follows:

                  (i) if X is greater than or equal to zero,  the absolute value of X shall be equal to X; and

                  (ii)if X is less than zero,  the absolute  value of X shall be
                      X multiplied by -1,

                  so that, for the purposes of illustration, the absolute value of 1 is equal to 1 and the absolute value of -1 is equal to 1.

          ESTIMATED CONSIDERATION PAYABLE AT COMPLETION

     (3) In relation to each Share Sale Agreement or, as appropriate, the Hivedown Agreement, no later than seven days before the Completion Date ICI (in relation to TAI and TCI) and TEL (in relation to Newco) shall deliver to the Purchaser a statement (the "ESTIMATED COMPLETION STATEMENT") calculating the Estimated Consideration for the relevant Company on the following basis:

          (a) Estimated Consideration for the relevant Company shall be the amount determined by the following formula:

                  Estimated Consideration = EV minus END plus in the case only of Newco US$1 (excluding in the case of TAI in relation to any of the foregoing any item or matter attributable to the LPC Interests) plus in the case only of TAI LV

                  Where (in relation to the relevant Company):

                  EV = Enterprise Value

                  END = Estimated Net Debt

                  LV = X (value of LPC Interests)

          (b) Estimated Net Debt shall be the amount which ICI (in relation to TAI and TCI) and TEL (in relation to Newco), estimates (in good faith based on the accounting records and forecasts of the relevant Company (or as the case may be TEL) and after consultation with the Purchaser and (in relation to Newco) DuPont) to be the Net Debt for the relevant Company at the Completion Date.

          (c) In relation to the LPC Interests, the consideration shall be US$X, which shall not be subject to adjustment.

          The figure represented by X in this paragraph (3) shall be as agreed between ICI and the Purchaser.

     (4) On the Completion Date the relevant Purchaser Affiliate will pay or procure the payment of (in accordance with the provisions of the relevant Share Sale Agreement or as appropriate, the Hivedown Agreement) an amount equal to the Estimated Consideration. In relation to the LPC Termination Agreement, the relevant Purchaser Affiliate shall pay or procure the payment of (in accordance with the provision of the LPC Termination Agreement) an amount equal to the consideration due under such agreement being US$Y.

          The figure represented by Y in this paragraph (4) shall be as agreed between ICI and the Purchaser.

          CALCULATION OF THE FINAL  CONSIDERATION IN RELATION TO TAI AND TCI

     (5)  In relation to the Americas Share Sale Agreements:

          (a) the Final Consideration for the relevant Company shall be determined by the following formula:

                  Final Consideration = EV minus AND minus NWC 28 plus ANWC (excluding in the case of TAI in relation to any of the foregoing any item or matter attributable to the LPC Interests) plus in the case only of TAI LV

                  Where (in relation to the relevant Company):

                  EV = Enterprise Value

                  AND = Actual Net Debt

                  NWC28 = Net Working Capital as at 28 February 1998

                  ANWC = Actual Net Working Capital

                  LV = X (value of LPC Interests)

                  The figure represented by X in this paragraph (5) shall be as agreed between ICI and the Purchaser.

          (b) After the Completion Date ICI shall prepare a completion statement as at the Completion Date which shall contain a statement of the Final Consideration in accordance with paragraph 5(a) above based on ICI's calculations (the "FINAL COMPLETION STATEMENT"). The Final Completion Statement shall be prepared using ICI's normal accounting policies and practices as set out or referred to in ICI's Controller's Manuals as applied by the relevant Company on a consistent basis and shall be submitted by ICI to ICI's Auditors for review.

          No final consideration adjustment will be made for the Newco Shares under the Newco Share Sale Agreement and the provisions of the Hivedown Agreement will apply. The provisions of sub-paragraphs 1(5) -
          (9) inclusive will not apply to the Newco Share Sale Agreement.

     (6) Within 45 days of the Completion Date, ICI shall issue the Final Completion Statement (distinguishing between the Americas Business and the LPC Business) for the relevant Companies to the Purchaser together with a copy of a report by ICI's Auditors addressed to ICI and substantially in the form set out in Annex 2 to the effect that the Final Completion Statement has been prepared in accordance with this agreement. Although it is ICI's responsibility to prepare the Final Completion Statement, ICI will require the assistance of the employees of the relevant Purchaser Affiliates to fulfil this responsibility and the Purchaser shall ensure such assistance is provided promptly and at no charge. Immediately after delivery of the Final Completion Statement, the Purchaser's Auditors shall have the right, subject to the Purchaser delivering to ICI's Auditors a signed letter in the form set out in Annex 4, to review the Final Completion Statement and ICI's Auditors working papers relating to the Final Completion Statement. Within 45 days of delivery to the Purchaser of the Final Completion Statement and ICI's Auditors report (each of which shall be in English) to the Purchaser's designated location, the Purchaser shall give notice to ICI in writing of any item or items in the Final Completion Statement which it wishes to dispute and the basis on which it disputes that item or those items and the changes to the Final Completion Statement which the Purchaser believes should be made and ICI and the Purchaser shall use their reasonable endeavours to resolve that dispute. Any items in respect of which the Purchaser does not give such notice will be deemed to have been accepted by the Purchaser. Any written resolution reached by ICI and the Purchaser on any disputed item shall be final, conclusive and binding on the parties.

     (7) If ICI and the Purchaser agree the Final Completion Statement then any adjusting payments referred to in paragraph (9) below shall be made by the paying party within seven days of being agreed by the parties.

     (8) If ICI and the Purchaser fail to agree on any element of the Final Completion Statement within 14 days after the Purchaser has given notice in writing to ICI of any item(s) in the Final Completion Statement which the Purchaser wishes to dispute (in accordance with paragraph (6) above) then any agreed amounts shall be paid in accordance with the preceding paragraph and any dispute may be referred by either ICI or the Purchaser for final determination in accordance with sub-Clause 11.1 of this agreement and any amounts thereby found to be due shall be paid by the relevant party not later than seven days after such final determination.

     (9) When the Final Consideration is agreed or otherwise determined in accordance with the three preceding paragraphs the following adjusting payments shall be made:

          (a) an amount equal to the difference between (i) the Estimated Consideration and (ii) the Final Consideration; and

          (b) interest (calculated on a day-to-day basis and compounded monthly) at the Interest Rate on the amount in paragraph (9)
                  (a) above from the Completion Date to the date of payment, calculated on a day to day basis which shall be paid by the relevant ICI Affiliate to the relevant Purchaser Affiliate (or vice versa, as appropriate).

    (10) In this Schedule, references to lines of A Forms have been chosen by ICI and are believed in good faith to correspond to the matters to which they refer. If, however, that reference when compared to the matter it describes or refers to is incorrect then, subject to the Purchaser's agreement, there shall be substituted for that line reference another line reference (if any) which corresponds to the matter described or referred to. Any dispute between the Purchaser and ICI as to any matter arising under this sub-paragraph (10) shall be referred for final determination in accordance with sub-Clause 11.1 of this Agreement.

       2 Enterprise Value (paragraph 1(1) of this Schedule)

                                                                       Uplift of
                                                                       Stocks to
                                                                       fair market
                                                                       value for the
                                                                       purpose of
                                                                       allocation of
                                                                       consideration
                                                                       to classes of
                                                                       assets
                                                 EV            NWC 28
                                                US$               GBP             US$
           Newco Business               118,410,000         3,950,000 (1)     215,000
           TAI:                                                   US$

             Americas Business            6,857,000         6,857,000             Nil

               (1) As provided in the Hivedown Agreement.


             LPC Business
             (excluding
             LPC Interests):                      Z        15,081,000       1,697,000

           TCI:                                 US$             CAN $             US$

           Americas Business             14,733,000         7,444,000          62,000

           LPC Business                           W         2,575,000             Nil

          The figures represented by Z and W in this Section 2 shall be as agreed between ICI and the Purchaser.


                                   SCHEDULE 4
                                FURTHER ASSURANCE
                                   (CLAUSE 17)

       1 ICI, DuPont and the Purchaser recognise that it may be necessary for certain of the excluded or shared assets to be used by the ICI Group and/or the DuPont Group and the Companies after the Completion Date. If any such assets are identified by ICI, DuPont or the Purchaser, ICI, DuPont and the Purchaser will negotiate in good faith to reach a sharing arrangement (on a fair, equitable and cost-effective basis) in relation to such assets.

       2 In accordance with its obligations under the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended the "TRANSFER REGULATIONS") in relation to the employees to be employed by Newco, the Purchaser shall promptly provide TEL, ICI or its Affiliates in writing with such information as is reasonably necessary to enable TEL, ICI or its Affiliates to carry out the duties under Regulations 10(2)(d) and 10(6) of the Transfer Regulations and the obligations to consult under the Transfer Regulations and Council Directive 77/187 EEC.

       3 ICI shall be responsible for the incorporation of Newco.

       4

     4.1 Up until the Completion Date (or the earlier termination of this agreement) the parties agree in good faith to co-operate generally and take all steps as may reasonably be required (in so far as each party is able to do so and the same is permitted by law or regulation):-

          (a) for TEL to split with Newco the WSL Contract (whether by partial assignment or otherwise) on a PRO RATA volume basis by reference to that proportion of the ilmenite ore supplied under the WSL Contract which has been consumed by the Newco Business during the 12 months ending on the date of this agreement (THE "AGREED GRIMSBY VOLUME PROPORTION"); and/or

          (b) for TEL to effect a sub-contract arrangement in favour of Newco for a period of two years from the Completion Date in respect of the WSL Contract giving to the Newco Business the Agreed Grimsby Volume Proportion; and/or

          (c) for contractual terms to be made available to Newco for Newco to be supplied, for a period of at least two years following the Completion Date, with volumes of ilmenite ore consistent with those consumed by the Newco Business over the 12 months ending on the date of this agreement (THE "GRIMSBY HISTORICAL VOLUME"); and/or

          (d) if prior to the Completion Date the volumes of ilmenite ore contractually available for supply to the Newco Business are less than the Grimsby Historical Volume, for any ilmenite ore made available during the period from the date of this agreement until the second anniversary of the Completion Date to TEL or any other companies to be sold to DuPont or any of its Affiliates upon completion of the TEL Sale (the "TIOXIDE GROUP") pursuant to any new contract ("NEW CONTRACT") which is entered into after the date of this agreement and prior to the TEL Completion Date by any member of the Tioxide Group to be shared as between the Newco Business and the Tioxide Group other than the Newco Business (the "REVISED TIOXIDE Group") so that the Newco Business is entitled to receive a proportion of such ilmenite ore equal to the Agreed Grimsby Volume Proportion but so that the aggregate of ilmenite ore contractually available to the Newco Business under any New Contracts shall not, when taken together with any other contractual arrangements available to the Newco Business, be required to exceed the Grimsby Historical Volume.

     4.2 If the volumes of ilmenite ore contractually available for supply to the Newco Business at the Completion Date are less than the Grimsby Historical Volume, Dupont shall use all reasonable endeavours to procure (if permitted by law or regulation) that any ilmenite ore made available during the period of two years immediately after the Completion Date to the Revised Tioxide Group pursuant to any new contract ("NEW TIOXIDE CONTRACT") which is entered into after the Completion Date is shared as between the Newco Business and the Revised Tioxide Group so that the Newco Business is entitled to receive a proportion of such ilmenite ore equal to the Agreed Grimsby Volume Proportion but so that the aggregate of ilmenite ore so contractually available to the Newco Business under any New Tioxide Contracts shall not, when taken together with any other contractual arrangements available to the Newco Business, be required to exceed the Grimsby Historical Volume.

     4.3 If the volumes of ilmenite ore contractually available for supply to the Revised Tioxide Group at the Completion Date are less than the volumes of ilmenite ore consumed by the Revised Tioxide Group over the 12 months ending on the date of this agreement, the Purchaser shall use all reasonable endeavours to procure (if permitted by law or regulation) that any ilmenite ore made available during the two years immediately after the Completion Date to the Newco Business pursuant to any new contract which is entered into after the Completion Date is shared as between the Newco Business and the Revised Tioxide Group so that each shall be entitled to receive volumes by reference to the proportions of ilmenite ore consumed by the Newco Business and the Revised Tioxide Group under the WSL Contract during the 12 months ending on the date of this agreement.

     4.4 Neither ICI (for itself or its Affiliates), Dupont (for itself or its Affiliates) nor the Purchaser (for itself or its Affiliates) will apply any price mark up pursuant to the arrangements referred to in sub-clauses 4.1(d), 4.2 and 4.3 (save, in the case of ICI, or its Affiliates, as consistent with practice at the date hereof).

       5 On or before the Completion Date the Purchaser shall establish or nominate a retirement benefits scheme which satisfies the conditions set out in Schedule 4 of the Newco Share Sale Agreement.

       6 ICI, DuPont and the Purchaser acknowledge that certain property, rights and assets of or relating to or used in the Newco Business as at the Transfer Time may not exclusively relate to or be exclusively used in the Newco Business as at such time. If the Purchaser becomes aware of any such property, right or asset at any time after the date of this agreement and prior to the date falling twelve months following the Completion Date and serves notice thereof on ICI and DuPont, ICI (prior to the Completion Date) and DuPont (following the Completion Date) shall unless otherwise agreed:

                  (i) make  arrangements  for  the  continued  use of the  same, subject to the same terms (including as to cost and use) as applied immediately prior to the Completion Date; or

                  (ii)to the extent such continued use is not  permitted,  make, insofar as reasonably possible, arrangements for the use of such property, right or asset as is equivalent thereto, from and after the Completion Date.

          To the extent that third party consents are required, the provisions of Schedule 7 of the Hivedown Agreement shall apply MUTATIS MUTANDIS and in relation to sub-paragraph (ii) the aggregate of payments required to be made under the existing arrangements and such equivalent arrangements (taking into account any increase in costs thereunder) shall be borne equitably between ICI, DuPont and the Purchaser.

           This Paragraph 6 shall not apply to the extent that the use in the Newco Business of the property, right or asset in question is otherwise expressly provided for in the Newco Implementation Agreements.

                                   SCHEDULE 5
                                (SUB-CLAUSE 1.1)

                          PRINCIPLES FOR DISTINGUISHING
                       LPC BUSINESS AND AMERICAS BUSINESS
                                   TAI A FORMS

                                                AMERICAS
                                                (SULPHATE)
                              LPC BUSINESS      BUSINESS         COMMENTS
        --------------------- ----------------- ---------------- ---------------------
        --------------------- ----------------- ---------------- ---------------------
                                                                 - Office equipment
        FIXED ASSETS                            All              etc.
        --------------------- ----------------- ---------------- ---------------------
        INVESTMENTS           All                                - Partnership share
        --------------------- ----------------- ---------------- ---------------------
                                                                 - Based on actual
                              Stocks                             quantities of
                              manufactured by   All other        stocks from each
        STOCKS                LPC               stocks           source
        --------------------- ----------------- ---------------- ---------------------
                              Sales of                           - Based on detailed
        OPERATING DEBTORS     material                           analysis of all
        Trade Debtors}        manufactured by   All other        open accounts
        Intra Group Debtors}  LPC               trade debtors    concerned
        --------------------- ----------------- ---------------- ---------------------
                              Items exclusive
                              to LPC
                              partnership or
                              trade in
                              product           All other
        Other operating       manufactured by   operating
        debtors               LPC               debtors
        --------------------- ----------------- ---------------- ---------------------
        OPERATING CREDITORS
        LESS THAN ONE YEAR    Purchases of      All other        - Based on detailed
        Trade Creditors}      material          operating        analysis of all
        Intra Group           manufactured by   creditors less   open accounts
        Creditors}            LPC               than 1 year      concerned
        --------------------- ----------------- ---------------- ---------------------
                              Purchases and
                              services
                              exclusively
                              related to LPC
                              partnership and                    - Based on detailed
                              to material       All other        analysis of all
        Other operating       manufactured by   operating        open accounts
        creditors             LPC               creditors        concerned
        --------------------- ----------------- ---------------- ---------------------
                              Items                              - Mainly tax split
                              exclusively                        based on analysis
                              related to LPC                     of results based on
                              and materials     All other non    detailed analysis
        NON OPERATING         manufactured by   operating        of all open
        DEBTORS/CREDITORS     LPC               debtors/creditor accounts concerned
        --------------------- ----------------- ---------------- ---------------------
                              All Net Debt to
        NET DEBT              LPC Business
        --------------------- ----------------- ---------------- ---------------------
                              Items
                              specifically      All other
        PROVISIONS            related to LPC    provisions
        --------------------- ----------------- ---------------- ---------------------
                              Items
                              specifically      All other
        DEFERRED INCOME       related to LPC    deferred income
        --------------------- ----------------- ---------------- ---------------------
                                                                 - Calculated by
        NET ASSETS                                               difference
        --------------------- ----------------- ---------------- ---------------------

          NOTES:

       1 Pension Liability (Approx. US$250,000) is accounted for according to US rules (FAS87 etc.) in A Form. Therefore no reconciling difference between US and UK GAAP.

       2 ICI A Forms do not report deferred tax for ICI's US subsidiaries. However any deferred tax in the US GAAP accounts is readily analysable into its LPC and Sulphate and is estimated to derive to the extent of some 99 per cent. from LPC's tax depreciation.

                          PRINCIPLES FOR DISTINGUISHING
                       LPC BUSINESS AND AMERICAS BUSINESS
                                   TCI A FORMS

           --------------------- --------------- ---------------- --------------------
                                                 AMERICAS
                                                 (SULPHATE)
                                 LPC BUSINESS    BUSINESS         COMMENTS
           --------------------- --------------- ---------------- --------------------
           FIXED ASSETS                          All
           --------------------- --------------- ---------------- --------------------
           INVESTMENTS           N/A             N/A
           --------------------- --------------- ---------------- --------------------
                                 Stocks
                                 manufactured                     - Based on actual
                                 by LPC and                       quantities of
                                 Kronos at       All other        stocks from each
           STOCKS                Varennes        stocks           source
           --------------------- --------------- ---------------- --------------------
                                 Sales of
                                 material
                                 manufactured                     - Based on
           OPERATING DEBTORS     by LPC and                       detailed analysis
           Trade Debtors}        Kronos at       All other        of all open
           Intra Group Debtors}  Varennes        trade debtors    accounts concerned
           --------------------- --------------- ---------------- --------------------
           Other operating
           debtors                               All
           --------------------- --------------- ---------------- --------------------
                                 Purchases of
           OPERATING CREDITORS   material
           LESS THAN 1 YEAR      manufactured    All other        - Based on
           Trade Creditors}      by LPC and      operating        detailed analysis
           Intra Group           Kronos at       creditors less   of all open
           Creditors}            Varennes        than one year    accounts concerned
           --------------------- --------------- ---------------- --------------------
           Other operating
           creditors                             All
           --------------------- --------------- ---------------- --------------------
           NON OPERATING
           DEBTORS/CREDITORS                     All
           --------------------- --------------- ---------------- --------------------
           NET DEBT                              All
           --------------------- --------------- ---------------- --------------------
           PROVISIONS                            All
           --------------------- --------------- ---------------- --------------------
           DEFERRED INCOME                       All
           --------------------- --------------- ---------------- --------------------
                                                                  - Calculated by
           NET ASSETS                                             difference
           --------------------- --------------- ---------------- --------------------

          NOTE:

          Stocks/materials/product manufactured by LPC includes items made available to LPC under product swap arrangements with Kronos's plant at Varennes.

          SIGNED by
          for and on behalf of
          IMPERIAL CHEMICAL INDUSTRIES PLC }           Peter E Whittle


          SIGNED by
          for and on behalf of
          E.I. DU PONT DE NEMOURS AND
          COMPANY                          }           Jeffrey L Keefer


          SIGNED by
          for and on behalf of
          N L INDUSTRIES, INC.             }           Susan E Alderton